Exhibit 99.1

Raptor Pharmaceuticals Appoints

Dr. Patrice P. Rioux as Chief Medical Officer

Novato, California, April 13, 2009 – Raptor Pharmaceuticals Corp. (“Raptor” or the “Company”) (OTCBB: RPTP) today announced the appointment of Patrice P. Rioux, M.D., Ph.D., as Chief Medical Officer (“CMO”). Dr. Rioux will be responsible for the clinical and regulatory advancement of Raptor’s clinical-stage drug development programs.

Raptor’s clinical programs include Delayed-Release Cysteamine (“DR Cysteamine”) for the potential treatment of nephropathic cystinosis (“cystinosis”), non-alcoholic steatohepatitis (“NASH”) and Huntington’s Disease (“Huntington’s”), as well as ConviviaTM, for the potential treatment of aldehyde dehydrogenase (“ALDH2”) deficiency.

Dr. Rioux has extensive experience as a clinician, researcher, medical director and regulatory specialist. Most recently, Dr. Rioux was CMO of FerroKin Biosciences, an early-stage developer of iron chelator for treatment of anemias. Prior to that, he was CMO and Vice President Clinical/Regulatory for Edison Pharmaceuticals, which focused on developing drugs to treat inherited and acquired energy impairment diseases. Dr. Rioux’ three-decade career includes industry experience at companies such as Repligen Corp., Arrow International, Variagenics, Inc., Biogen and GRP (Groupement de Recherche en Pharmacologie). He previously was a researcher in Clinical Research and Epidemiology at INSERM (Institut National de la Sante et de la Recherche Medicale), a French organization that supports national research in the medical field, from 1975 to 1995. Educated in France, Dr. Rioux has an M.D., a Ph.D. in Mathematical Statisics, and a Masters in Pharmacology.

Christopher M. Starr, Ph.D., Chief Executive Officer and Co-Founder of Raptor, commented, “As a clinical-stage company with multiple active programs, we are pleased to welcome Dr. Rioux. This is an ideal time for Patrice to join Raptor. We believe his successful clinical and regulatory track record will serve us well as we prepare for a pivotal clinical trial in our lead clinical program, DR Cysteamine in cystinosis, and position us to advance our other clinical-stage programs through the clinic and into the market.”

Dr. Rioux said, “I am excited to join the team at Raptor, as I believe in the potential of the Company’s pipeline of clinical-stage drug candidates that address some serious unmet medical needs.”

Status of Raptor’s Clinical-Stage Development Programs

Under Dr. Rioux’ guidance, the Company expects to conduct its pivotal clinical study for DR Cysteamine in cystinosis in second half of 2009 and file an NDA in 2010.

In February, 2009, Raptor announced the completion of patient enrollment in its Phase 2a open-label clinical trial to evaluate a prototype formulation of DR Cysteamine in juvenile patients diagnosed with NASH. Results from that study are expected later this year.

In November, 2008, Raptor entered into an agreement with the Centre Hospitalier Universitaire d’Angers (“CHU d’Angers”) of France to evaluate DR Cysteamine in a two-year, multi-center Phase II clinical trial in Huntington’s, sponsored by CHU d’Angers and supported by a grant from the Programme Hospitalier de Recherche Clinique – National, a program under the French Ministry of Health. Initiation of the Phase II Huntington’s study, in which Raptor will supply the study drug, is planned for late 2009.

Also in November 2008, Raptor announced results of its Phase 2a study of Convivia in 32 ALDH2-deficient subjects of Japanese descent. The Company is actively exploring partnering opportunities for ConviviaTM in Asia.

About Raptor Pharmaceuticals Corp.

Raptor Pharmaceuticals Corp. (“Raptor”) is dedicated to speeding the delivery of new treatment options to patients by working to improve existing therapeutics through the application of highly specialized drug targeting platforms and formulation expertise. Raptor focuses on underserved patient populations where it believes it can have the greatest potential impact. Raptor currently has product candidates in clinical development to treat nephropathic cystinosis, non-alcoholic steatohepatitis (“NASH”), Huntington’s Disease (“Huntington’s”), and aldehyde dehydrogenase (“ALDH2”) deficiency.

Raptor’s preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins that are designed to target cancer, neurodegenerative disorders and infectious diseases.

For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: that Dr. Rioux’ successful clinical and regulatory track record will benefit and / or advance the Company’s clinical-stage programs through the clinic and into the market; that the Company’s pipeline could address serious unmet medical needs; that the Company will be successful in initiating and / or completing its planned clinical trials; that the Company will successfully file an NDA in 2010; that clinical results from planned or ongoing clinical trials will be available as planned or that the results will be successful; and that any of the Company’s clinical and preclinical drug candidates will result in approved therapeutics. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent the Company’s forward looking statements from fruition include that Raptor may be unsuccessful in developing any products or acquiring products; that Raptor’s technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; that Raptor is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company’s process; that Raptor’s patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that Raptor’s products may not work as well as hoped or worse, that the Company’s products may harm recipients; and that Raptor may not be able to raise sufficient funds for development or working capital. As well, Raptor’s products may never develop into useful products and even if they do, they may not be approved for sale to the public. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company’s filings from time to time with the Securities and Exchange Commission (the “SEC”), which Raptor strongly urges you to read and consider, including its Registration Statement on Form S-1, as amended, that was declared effective on August 7, 2008; its annual report on Form 10-K filed with the SEC on October 30, 2008, as amended by that Form 10-K/A filed with the SEC on December 23, 2008; and its Form 10-Q filed with the SEC on April 13, 2009, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company’s reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements. # # #

For more information, please contact:

Karl Cahill, Investor Relations

(858) 531-6100

kcahill@raptorpharma.com

The Ruth Group

Amy Glynn (investors) / Janine McCargo (media)

(646) 536-7023 / (646) 536-7033

aglynn@theruthgroup.com / jmccargo@theruthgroup.com